UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/26/2006

MOLSON COORS BREWING COMPANY
(Exact name of registrant as specified in its charter)

Commission File Number:  1-14829

Delaware	84-0178360
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1225 17th Street, Suite 3200, Denver, Colorado 80202

1555 Notre Dame Street East, Montreal, Quebec, Canada, H2L 2R5

(Address of principal executive offices, including zip code)

(303) 277-6661 / (514) 521-1786
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On July 26, 2006, the Board of Directors of Molson Coors Brewing Company (the "Company") approved the Directors Stock Plan (the "Plan") under the Molson Coors Brewing Company Incentive Compensation Plan. Pursuant to the terms of the Plan, non-employee members of the Board of Directors may elect to receive their annual retainer in one of three forms: (i) 100% in cash; (ii) 50% or 100% in shares of Company stock with the balance in cash; or (iii) 50% or 100% in deferred share units ("DSUs") with the balance in cash. DSUs are deferred until the Director's service on the Board terminates at which time shares of Company stock will be issued. Elections under the Plan will be made on an annual basis. The Chairman of the Board and Vice Chairman of the Board are not eligible to participate in the Plan.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLSON COORS BREWING COMPANY

Date: August 01, 2006	By:	/s/ Samuel D. Walker
Samuel D. Walker
Chief Legal Officer